As filed with the Securities and Exchange Commission on October 12, 2007
File No. 333-143856
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TM ENTERTAINMENT AND MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	6770	20-8951489
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

307 East 87th Street
New York, NY 10128
(212) 289-6942
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Theodore S. Green	Malcolm Bird
Chairman and	Co-Chief Executive Officer
Co-Chief Executive Officer	130 West 30th Street
307 East 87th Street	New York, NY 10019
New York, NY 10128	(212)289-6942
(212) 289-6942

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jack Levy, Esq.	Christopher S. Auguste, Esq.
Morrison Cohen LLP	Kramer Levin Naftalis & Frankel LLP
909 Third Avenue	1177 Avenue of the Americas
New York, NY 10022	New York, NY 10036
(212) 735-8600	(212) 715-9100
(212) 735-8708-Facsimile	(212) 715-8000 - Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount Being	Offering	Aggregate	Registration
Security Being Registered	Registered	Price per Security(1)	Offering Price(1)	Fee
Units, each consisting of one share of Common Stock, $0.001 par value, and one Warrant(2)	10,350,000 Units	$8.00	$82,800,000	$2,541.96
Shares of Common Stock included as part of the Units	10,350,000 Shares	—	—	—(3)
Warrants included as part of the Units	10,350,000 Warrants	—	—	—(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	10,350,000 Shares	$5.50	$56,925,000	$1,747.60
Underwriters’ Unit Purchase Option (“Underwriters’ Units”)	1 Unit	$100.00	$100	—(3)
Units underlying the Underwriters’ Units	700,000 Units	$10.00	$7,000,000	$214.90
Shares of Common Stock included as part of the Underwriters’ Units	700,000 Shares	—	—	—(3)
Warrants included as part of the Underwriters’ Units	700,000 Warrants	—	—	—(3)
Shares of Common Stock underlying the Warrants included in the Underwriters’ Units(4)	700,000 Shares	$5.50	$3,850,000	$118.20
Total			$150,575,100	$ (5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 1,350,000 Units and 1,350,000 shares of Common Stock and 1,350,000 Warrants underlying such Units which may be issued upon exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee required pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, October 12, 2007

Preliminary Prospectus

$72,000,000

TM ENTERTAINMENT AND MEDIA, INC.

9,000,000 Units

TM Entertainment and Media, Inc. is a newly formed blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with a domestic or foreign operating business in the entertainment, media, digital or communications industries. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit that we are offering has a price of $8.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $5.50. Each warrant will become exercisable on the later of our completion of a business combination and          , 2008 [one year from the date of this prospectus], and will expire on          , 2011 [four years from the date of this prospectus], or earlier upon redemption.

We have granted Pali Capital, Inc., the representative of the underwriters, a 45-day option to purchase up to 1,350,000 units (over and above the 9,000,000 units referred to above) solely to cover over-allotments, if any. The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Pali Capital, Inc. for $100, as additional compensation, an option to purchase up to a total of 700,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Our existing stockholders have committed to purchase from us an aggregate of 2,100,000 warrants at a purchase price of $1.00 per warrant (for a total purchase price of $2,100,000) in a private placement that will occur simultaneously with the consummation of this offering. All of the proceeds we receive from the private placement will be placed in the trust account described below. The “insider warrants” to be purchased by these individuals will be identical to warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable on a cashless basis and will not be redeemable by us so long as they are still held by the purchasers or their affiliates. The purchasers of the insider warrants have agreed that they will not sell or transfer the insider warrants (except in certain cases) until the later of          , 2008 [one year from the date of this prospectus] and 60 days after the consummation of our business combination.

There is presently no public market for our units, common stock or warrants. We have been approved for listing on the American Stock Exchange. The units will be listed under the symbol TMI.U on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols TMI and TMI.WS, respectively. We cannot assure you that our securities will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Underwriting
	Public	Discount and	Proceeds, Before
	Offering Price	Commissions(1)	Expenses, to Us

Per Unit	$8.00	$0.56	$7.44
Total	$72,000,000	$5,040,000	$66,960,000

(1)	Of the underwriting discount and commissions, $2,880,000 ($0.32 per unit) is being deferred by the underwriters and will not be payable by us to the underwriters unless and until we consummate a business combination.

$69,140,000 of the net proceeds of this offering (including the $2,880,000, or $0.32 per unit, of underwriting discounts and commissions payable to the underwriters in this offering which are being deferred by them until we consummate a business combination), plus the additional aggregate $2,100,000 we will receive from the purchase of the insider warrants simultaneously with the consummation of this offering, for an aggregate of $71,240,000 (or approximately $7.92 per unit sold to the public in this offering), will be deposited into a trust account at HSBC Bank USA, N.A., maintained by Continental Stock Transfer & Trust Company acting as trustee. These funds will not be released to us until the earlier of the completion of a business combination and our liquidation (which may not occur until          , 2009 [twenty four months from the date of this prospectus]).

We are offering the units for sale on a firm-commitment basis. Pali Capital, Inc., the representative of the underwriters, expects to deliver our securities to investors in the offering on or about [          ], 2007.

Pali Capital, Inc.	Maxim Group LLC

          , 2007

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to TM Entertainment and Media, Inc.;

•	“existing stockholders” refers to all of our stockholders prior to this offering, including all of our officers and directors;

•	“management stockholders” refers to Theodore S. Green and Malcolm Bird;

•	“initial shares” refers to the 2,250,000 shares of common stock that our existing stockholders originally purchased from us for $25,000 on May 1, 2007;

•	“insider warrants” refers to the 2,100,000 warrants we are selling privately to our management stockholders upon consummation of this offering;

•	the term “public stockholders” means the holders of the shares of common stock which are being sold as part of the units in this public offering (whether they are purchased in the public offering or in the aftermarket), including any of our existing stockholders to the extent that they purchase such shares; and

•	the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We are a blank check company organized under the laws of the State of Delaware on May 1, 2007. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with a domestic or foreign operating business in the entertainment, media, digital or communications industries. To date, our efforts have been limited to organizational activities.

The entertainment, media, digital and communications industries encompass those companies which create, produce, deliver, own, distribute or market entertainment and information content, products and services. These companies serve both domestic and international audiences and, therefore, the operating businesses with which the company will seek to do a business combination are located throughout the world. Among the areas of particular interest to the company are businesses engaged in:

•	broadcast television;

•	cable, satellite and terrestrial television content delivery;

•	motion picture, television, DVD and video content production and distribution;

•	advanced communications networks and devices;

•	user-generated media;

•	newspaper, book, magazine, and specialty publishing;

•	motion picture exhibition and related services;

•	radio services via broadcast and satellite;

•	video game production and distribution;

•	broadband network operations;

•	Internet service providers;

•	Internet media production and distribution;

•	interactive commerce and e-commerce;

•	voice, video and data transmission platforms and services;

•	content distribution systems, networks and services;

•	content production and aggregation services;

•	media portability products and services;

•	interactive television products and services;

•	advertising agencies and other advertising services;

•	direct marketing and promotional services;

•	media and marketing services;

•	advertising based directories;

•	recorded music and other audio content production and distribution;

•	theme park attractions;

•	toy development and distribution;

•	trading cards;

•	intellectual property licensing, merchandising and exploitation; and

•	live event entertainment and venue management.

Our management team has extensive experience in the entertainment, media, digital and communications industries as senior executives, business consultants or entrepreneurs. See “Management”.

We intend to leverage the industry experience of our executive officers by focusing our efforts on identifying a prospective target business in the entertainment, media, digital or communications industries. We believe that companies involved in these industries represent attractive acquisition targets for a number of reasons, including a favorable economic environment for these industries, potentially attractive valuations and the large number of middle market acquisition candidates.

We believe, based solely on our management’s collective business experience, that there are numerous business opportunities in the entertainment, media, digital and communications industries. However, we cannot assure you that we will be able to locate a target business in such industries or that we will be able to engage in a business combination with a target business on favorable terms.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. Although we have no present intention to do so and no such companies have been considered, we may consider any affiliates of our officers, directors, and stockholders as potential business combination targets.

We will have until          , 2009 [twenty four months from the date of this prospectus] to consummate a business combination. If we are unable to consummate a business combination by such date, our corporate existence will cease by operation of corporate law (except for the purposes of winding up our affairs and liquidating). Our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow or book value). We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business, but will not acquire less than a controlling interest (which would be at least 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of our net assets. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue securities in order to consummate a business combination, our stockholders could end up owning a minority of the combined company as there is no requirement that our stockholders own a certain percentage of our company after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so. The fair market value of the target business will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings and cash flow or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. Such investment banking firm will be a member of the National Association of Securities Dealers, Inc. reasonably acceptable to the representative of the underwriters, and our stockholders may or may not be entitled to rely on such opinion, depending on circumstances at the time. While we will consider whether such an opinion may be relied on by our stockholders, it will not be dispositive as to which investment bank we seek a fairness opinion from. Other factors contributing to such a determination are expected to include, among others: reputation of the independent investment bank, specifically their knowledge in our particular industry, timing and cost of providing the opinion.

Our executive offices are located at 307 East 87th Street, New York, NY 10128 and our telephone number is (212) 289-6942.

THE OFFERING

Securities offered	9,000,000 units, at $8.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

Trading commencement and separation of common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Pali Capital, Inc., as representative of the underwriters, determines that an earlier date is acceptable. In no event will Pali Capital, Inc. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Pali Capital, Inc. has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus. The units will continue to trade along with the common stock and warrants after the units are separated. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and warrants.

Private placement of warrants to be sold to insiders	We will sell 2,100,000 insider warrants at a purchase price of $1.00 per warrant (for a total purchase price of $2,100,000) to our existing stockholders pursuant to private placement purchase agreements between us and such purchasers. The existing stockholders have entered into these agreements prior to the filing of the registration statement of which this prospectus forms a part. These purchases will take place in a private placement that will occur simultaneously with the consummation of this offering. We do not believe the sale of the warrants will result in a compensation expense because they are being sold at or above fair market value. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable on a cashless basis and will not be redeemable by us so long as they are still held by the purchasers or their affiliates. Each of the purchasers have agreed, pursuant to the agreements, that he will not sell or transfer the insider warrants (except to an affiliate of such purchaser, to relatives and trusts for estate planning purposes, or to our directors at the same cost per warrant originally paid by them) until the later of , 2008 [one year from the date of this prospectus] and 60 days after the consummation of our business combination. Pali Capital, Inc. has no intention of waiving these restrictions. In the event of a liquidation prior to our initial business combination, the insider warrants will expire worthless.

Common stock:

Number outstanding before this offering	2,250,000 shares

Number to be outstanding after this offering	11,250,000 shares

Warrants:

Number outstanding before this offering	0 warrants

Number to be sold to insiders	2,100,000 warrants

Number to be outstanding after this offering and sale to insiders	11,100,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$5.50

Exercise period	The warrants will become exercisable on the later of:

• the completion of a business combination with a target business, and

• , 2008 [one year from the date of this prospectus].

However, the warrants held by public stockholders will only be exercisable if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire at 6:00 p.m., New York City time, on , 2011 [four years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (including any warrants held by the underwriters as a result of the exercise of their option, but excluding any insider warrants held by the initial purchasers or their affiliates) without the consent of Pali Capital, Inc.:

• in whole and not in part,

• at a price of $0.01 per warrant at any time while the warrants are exercisable,

• upon a minimum of 30 days’ prior written notice of redemption, and

• if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $11.50 trigger price as well as the $5.50 warrant exercise price after the redemption notice is issued.

In the event that the common stock issuable upon exercise of the warrants has not been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants, we will not have the right to redeem the warrants owned by such holder. The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants. The insider warrants are non-redeemable so long as such warrants are held by our existing stockholders.

Proposed American Stock Exchange symbols for our:

Units	TMI.U

Common stock	TMI

Warrants	TMI.WS

Offering proceeds to be held in trust	$69,140,000 of the net proceeds of this offering plus the $2,100,000 we will receive from the sale of the insider warrants (for an aggregate of $71,240,000 or approximately $7.92 per unit sold to the public in this offering) will be placed in a trust account at HSBC Bank USA, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount includes $2,880,000 of underwriting discounts and commissions payable to the underwriters in the offering that is being deferred. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination. Upon the consummation of our initial business combination, the deferred underwriting discounts and commissions shall be released to the underwriters out of the gross proceeds of this offering held in the trust account. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $1,500,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially $100,000).

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders	There will be no fees, reimbursements, cash payments or any other form of compensation paid to our existing stockholders, officers, directors, or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

• repayment of a $100,000 loan, plus interest at the rate of 5% per annum, compounded semi-annually, made by Theodore S. Green, our Chairman and Co-Chief Executive Officer, to us;

• payment of $7,500 per month to our management stockholders, an affiliate of our management stockholders or third parties, for certain administrative, technology and secretarial services, as well as the use of certain limited office space; and

• reimbursement of out-of-pocket expenses incurred by our existing stockholders in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations, with no limit as to such reimbursement.

Amended and Restated Certificate of Incorporation	As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until , 2009 [twenty four months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life by , 2009 [twenty four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Stockholders must approve business combination	Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, (ii) a majority of the outstanding shares of common stock vote in favor of an amendment to our certificate of incorporation to provide for our perpetual existence and (iii) public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights described below. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which 29.99% of the public stockholders may exercise their conversion rights and the business combination will still go forward. If a significant number of stockholders vote, or indicate their intention to vote, against a proposed business combination, our officers, directors, stockholders and their affiliates could seek to purchase units or shares of common stock in the open market or in private transactions in order to influence the vote. However, they have no present intention to do so.

Conversion rights of stockholders voting to reject a business combination	Pursuant to our amended and restated certificate of incorporation, public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account (initially approximately $7.92 per share, or approximately $7.90 per share if the over-allotment option is exercised), plus any interest earned on their portion of the trust account but less any interest that has been released to us as described above to fund our working capital requirements and pay any of our tax obligations, if the business combination is approved and completed. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. Our existing stockholders will not have such conversion rights with respect to the initial shares, but will have such conversion rights with respect to any shares they purchase in this offering or in the aftermarket. Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until twenty four months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholder.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.08 of net sales proceeds for, the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $7.92 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, the company (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

Liquidation if no business combination	As described above, if we have not consummated a business combination by , 2009 [twenty four months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders (including our existing stockholders to the extent they have purchased shares in this offering or in the aftermarket) the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets.

We cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $7.92, plus interest then held in the trust account, for the following reasons:

• prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more); and

• while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. To date, we do not have waiver agreements in place with respect to any party that is currently providing services to us; however, prior to the consummation of the offering, we expect to receive the written waiver of our outside legal counsel, auditors, the representative and the representative’s outside legal counsel. Our management stockholders have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Although we have a fiduciary obligation to pursue our management stockholders to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance they will be able to satisfy those obligations, if required to do so. The only obligations not covered by such indemnity are with respect to claims of creditors, vendors, service providers and target businesses that have executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. Furthermore, our management stockholders will not have any personal liability as to any claimed amounts owed to a third party who executed a valid and enforceable waiver (including a prospective target business). Additionally, in the case of a prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $7.92 per share upon liquidation.

We anticipate the distribution of the funds in the trust account to our public stockholders will occur by , 2009 [10 business days from the date our corporate existence ceases]. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our existing stockholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

Escrow of existing stockholders’ securities	On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement), these shares will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of our initial business combination or earlier if, following a business combination, (a) the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30-trading day period or (b) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Private sales will be permitted in order to allow our existing stockholders to transfer shares of our common stock to officers and directors who may be hired or appointed after the date of this prospectus. These transfers were contemplated prior to the sale of the initial shares to our existing stockholders.

Additionally, on the date of this prospectus, the insider warrants will be placed into the escrow account maintained with Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, the insider warrants will not be transferable during the escrow period and will not be released from escrow until the later of , 2008 [one year from the date of this prospectus] and 60 days after the consummation of our business combination.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 12 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	September 30, 2007
	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital (deficiency)	$(335,379)	$68,453,000
Total assets	334,618	71,333,000
Total liabilities	341,618	2,880,000	(2)
Value of common stock which may be converted to cash	—	21,364,876
Stockholders’ equity	(7,000)	47,088,124

(1)	Includes the $2,100,000 we will receive from the sale of the insider warrants.

(2)	Includes the $2,880,000 deferred underwriters’ discounts and commissions payable to the underwriters upon completion of the business combination.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The working capital deficiency excludes $328,379 of costs related to this offering which were paid or accrued prior to September 30, 2007. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

The “as adjusted” total assets amounts include the $71,240,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. This trust amount includes $2,880,000 (or approximately $0.32 per share) of deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate a business combination. If a business combination is not so consummated, the trust account totaling $71,240,000 of net proceeds from the offering, including $2,100,000 of proceeds from the private placement of the insider warrants, and all accrued interest earned thereon less (i) up to $1,500,000 that may be released to us to fund our expenses and other working capital requirements and (ii) any amounts released to us to pay our income or other tax obligations, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will not proceed with a business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to 29.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to 29.99% of the 9,000,000 shares sold in this offering, or 2,699,100 shares of common stock, for an initial per-share conversion price of approximately $7.92 (for an aggregate maximum conversion price of approximately $21.4 million), without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

•	the amount in the trust account, including all accrued interest after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in the offering.

Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent all the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders may receive less than $8.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per-share liquidation distribution may be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

Unlike many other blank check offerings, we allow up to 29.99% of our public stockholders to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

When we seek stockholder approval of a business combination, we will offer each public stockholder (other than our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. We will consummate the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning 30% or more of the shares sold in this offering do not vote against the business combination and exercise their conversion rights. We believe that most other blank check companies have a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of stockholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

Exercise of conversion rights must be effected pursuant to a specific process which may take time to complete and may result in the expenditure of funds by stockholders seeking conversion.

A stockholder requesting conversion of his, her or its common stock into cash may do so at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination. A stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender (either electronically or through the delivery of physical stock certificates) his, her or its shares of common stock if he, she or it wishes to seek to exercise his, her or its conversion rights, a period which is expected to be not less than 10 nor more than 60 days. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be the broker’s decision whether or not to pass this cost on to the converting holder. There may be additional mailing and other nominal charges depending on the particular process used to tender common stock. Although we believe the time period, costs and other potential burdens associated with the tendering process are not onerous for an average investor, this process may result in additional burdens for stockholders, including mis-delivery or any other defect in the tendering process.

Additionally, if a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until twenty four months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. In such case, they would then have to comply with the tendering process again for any vote against a subsequent business combination.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since 2003, based upon publicly available information, approximately 117 similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only 31 companies have consummated a business combination, while 28 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination, and 6 companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders. Accordingly, there are approximately 52 blank check companies with more than $6.3 billion in trust that are seeking to carry out a business plan similar to our business plan. Of these, there are 7 blank check companies which collectively have more than $600 million in trust that are focused on the entertainment, media, digital and communications industries. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $100,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes up to $1.5 million of interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our existing stockholders to operate or may be forced to liquidate. Our existing stockholders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than approximately $7.92 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Nor is there any guarantee that a court would uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, our management stockholders have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Based on representations made to us by our management stockholders, we currently believe that they are capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. Although we have a fiduciary obligation to pursue our management stockholders to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance they will be able to satisfy those obligations, if required to do so or that the proceeds in the trust account will not be reduced by such claims. Furthermore, our management stockholders will not have any personal liability as to any claimed amounts owed to a third party who executed a valid and enforceable waiver (including a prospective target business). Additionally, in the case of a prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $7.92 per share upon liquidation.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.92 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the twenty four month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after          , 2009 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time such holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrant is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. In no event will we be required to net cash settle any warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, the market for such warrants may be limited and such warrants may expire worthless. As a result, a purchaser of a unit may pay the full unit purchase price solely for the shares underlying the unit. Notwithstanding the foregoing, the insider warrants may be exercisable for unregistered shares of common stock even if no registration relating to the common stock issuable upon exercise of the warrants is effective and current.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of a business combination), we expect to either continue to be listed on the American Stock Exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Since we have not yet selected a target business with which to complete a business combination, we are unable to currently ascertain the particular merits or risks of the business in which we may ultimately operate.

Although we intend to focus our efforts on the entertainment, media, digital and communications industries, there is no current basis for you to evaluate the possible merits or risks of the particular target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in our industry or a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section appearing elsewhere in this prospectus entitled “Proposed Business — Effecting a business combination — We have not identified a target business.”

We may not obtain an opinion from an unaffiliated third party as to the fair market value of the target acquisition or that the price we are paying for the business is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that either the target acquisition we select has a fair market value in excess of 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) or that the price we are paying is fair to stockholders unless (i) our board is not able to independently determine that a target acquisition has a sufficient market value or (ii) there is a conflict of interest with respect to the transaction. If no opinion is obtained, our stockholders will be relying on the judgment or our board of directors.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 40,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 16,250,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants and the purchase option granted to the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

We may engage in a business combination with one or more target businesses that have relationships with our existing stockholders, officers or, directors, which may raise potential conflicts of interest.

In light of our existing stockholders’, officers’ and directors’ involvement with other entertainment, media, digital and communications companies and our intent to complete a business combination with one or more operating businesses in the same industry, we may decide to acquire one or more businesses affiliated with our existing stockholders, officers or, directors. Our officers, directors and stockholders may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented. Also, the completion of a business combination between us and an entity owned by a business in which one of our officers, directors or stockholders has an interest could enhance their prospects for future business from such entity or lead to consulting or other arrangements with such entity. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our public stockholders from a financial point of view of a business combination with a business affiliated with our existing stockholders, officers or, directors, potential conflicts of interest still may exist. As a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest. For example, the purchase price of such a business combination may be higher than the purchase price for similar business combinations.

Our officers, directors and stockholders, and their affiliates may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers, directors and stockholders may be, or may in the future become, affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers, directors and stockholders may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

All of our officers and directors own shares of our common stock issued prior to the offering and some of them will own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own shares of our common stock that were issued prior to this offering. Additionally, certain of our officers and directors are purchasing insider warrants upon consummation of this offering. Such individuals have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the insider warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities have been approved for listing on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition, although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only 59 of the 117 blank check companies that have gone public in the United States since 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). None of our officers, directors or stockholders or their affiliates has indicated any intention to purchase units in this offering or to purchase units or shares of common stock in the open market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our officers, directors and stockholders and their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.01 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholders acquired their initial shares of common stock at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 31.1% or $2.49 per share (the difference between the pro forma net tangible book value per share of $5.51, and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 9,000,000 shares of common stock as part of the units offered by this prospectus and the insider warrants to purchase 2,100,000 shares of common stock. We will also issue an option to purchase 700,000 units to Pali Capital, Inc., which, if exercised, will result in the issuance of an additional 700,000 shares of common stock and 700,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of any shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders or the purchasers of the insider warrants exercise their registration rights with respect to their initial shares or insider warrants and underlying securities, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to make a demand that we register the resale of their initial shares at any time commencing on the date on which their shares are released from escrow. Additionally, the purchasers of the insider warrants are entitled to demand that we register the resale of their insider warrants and underlying shares of common stock at any time after we consummate a business combination. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 2,250,000 shares of common stock and 2,100,000 warrants (as well as 2,100,000 shares of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted funds.

The determination of the offering price of our units and insider warrants is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants, as well as the price of the insider warrants, were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, and the insider warrants include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	our belief that the aggregate gross proceeds raised in this offering will be sufficient to complete a desirable acquisition;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

In consultation with our underwriters, we determined the size of this offering based on our beliefs concerning the capital that could be successfully raised given market conditions, our company’s business, our management team and other factors. With an equity base equivalent to the net proceeds of this offering and the private placement, we believe we will have the ability to consider a broad range of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan which will leverage our skills and resources. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for, or valuation of, operating companies in general.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect a business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations;

•	challenges in collecting accounts receivable;

•	cultural and language differences; and

•	employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States.

The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties against our directors and officers under Federal securities laws.

Foreign Currency fluctuations could adversely affect our business and financial results.

A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Risks Associated with the Entertainment, Media, Digital and Communications Industries

We will focus our search on target businesses in the entertainment, media, digital or communications industries. We believe that the following risks will apply to us following the completion of a business combination with a target business in the entertainment, media, digital or communications industries.

The speculative nature of the entertainment, media, digital and communications industries may negatively impact our results of operations.

Certain segments of the entertainment, media, digital and communications industries are highly speculative and historically have involved a substantial degree of risk. For example, the success of a particular video game, program or series or recreational attraction depends upon unpredictable and changing factors, including the success of promotional efforts, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, public acceptance and other tangible and intangible factors, many of which are beyond our control. If we complete a business combination with a target business in such a segment, our operations may be adversely affected.

If we are unable to protect our patents, trademarks, copyrights and other intellectual property rights following a business combination, competitors may be able to use our technology or intellectual property rights, which could weaken our competitive position.

If we are successful in acquiring a target business and the target business is the owner of patents, trademarks, copyrights and other intellectual property, our success will depend in part on our ability to obtain and enforce intellectual property rights for those assets, both in the United States and in other countries. In those circumstances, we may file applications for patents, copyrights and trademarks as our management deems appropriate. We cannot assure you that these applications, if filed, will be approved, or that we will have the financial and other resources necessary to enforce our proprietary rights against infringement by others. Additionally, we cannot assure you that any patent, trademark or copyright obtained by us will not be challenged, invalidated or circumvented.

If we are alleged to have infringed on the intellectual property or other rights of third parties, it could subject us to significant liability for damages and may invalidate our proprietary rights.

If, following a business combination, third parties allege that we have infringed on their intellectual property rights, privacy rights or publicity rights or have defamed them, we could become a party to litigation. These claims and any resulting lawsuits could subject us to significant liability for damages and could invalidate our proprietary rights or restrict our ability to publish and distribute the infringing or defaming content.

We may not be able to comply with government regulations that may be adopted with respect to the entertainment, media, digital and communications industries.

Certain segments of the entertainment, media, digital and communications industries, including broadcast networks, cable networks and radio stations, have historically been subject to substantial regulation at the Federal, state and local levels. In the past, the regulatory environment, particularly with respect to the television and radio industry, has been fairly rigid. We cannot assure you that regulations currently in effect or adopted in the future will not cause us to modify or cease any of the operations then being conducted by a target business that we acquire.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment	Over-Allotment Option
	Option	Exercised

Gross proceeds
From offering	$72,000,000	$82,800,000
From private placement	2,100,000	2,100,000

Total gross proceeds	$74,100,000	$84,900,000

Offering expenses(1)
Underwriting discount (7% of gross proceeds from offering, 3% of which is payable at closing and 4% of which is payable upon consummation of a business combination)(2)	$2,160,000	$2,484,000
Legal fees and expenses	250,000	250,000
Miscellaneous expenses	131,942	131,942
Printing and engraving expenses	50,000	50,000
American Stock Exchange filing and listing fee	80,000	80,000
Accounting fees and expenses	65,000	65,000
SEC registration fee	5,300	5,300
NASD filing fee	17,758	17,758

Total offering expenses	$2,760,000	$3,084,000

Net proceeds(3)
Held in trust	$71,240,000	$81,716,000
Not held in trust	100,000	100,000

Total net proceeds	$71,340,000	$81,816,000

Use of net proceeds not held in trust and up to $1,500,000 available from interest income earned on the trust account(4)(5)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$620,000	$620,000
Due diligence of prospective target businesses by officers, directors and existing stockholders	150,000	150,000
Legal and accounting fees relating to SEC reporting obligations	200,000	200,000
Payment of administrative fee ($7,500 per month for two years)	180,000	180,000
Working capital to cover deposits, down payments, exclusivity fees, finder’s fees, road show expenses, D&O insurance, general corporate purposes, reserves, including for costs of dissolution and liquidation, if necessary, and other miscellaneous expenses	450,000	450,000

Total	$1,600,00	$1,600,00

(1)	Approximately $100,000 of the offering expenses have been or will be paid from loans we have received or will receive from Mr. Green. These loans will be repaid out of the proceeds of this offering available to us.

(2)	No discounts or commissions will be paid with respect to the purchase of the insider warrants. For purposes of presentation, the underwriting discounts are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $2,880,000, all of which will be deposited in trust following the consummation of the offering, is payable to the underwriters only if and when we consummate a business combination.

(3)	Includes $2,880,000 held in trust for the benefit of the underwriters in the event we consummate a business combination.

(4)	The amount of proceeds not held in trust will remain constant at $100,000 even if the over-allotment option is exercised. In addition, $1,500,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

(5)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

In addition to the offering of units by this prospectus, our existing stockholders have committed to purchase the insider warrants (for an aggregate purchase price of $2,100,000) from us. These purchases will take place in a private placement that will occur simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from this purchase will be placed in the trust account described below.

$69,140,000, or $79,616,000 if the over-allotment option is exercised in full, of net proceeds of this offering, plus the $2,100,000 we will receive from the sale of the insider warrants, will be placed in a trust account at HSBC Bank USA, N.A., maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. This amount includes a portion of the underwriting discounts and commissions payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest income that may be released to us of (i) up to $1,500,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any additional amounts we may need to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to our management stockholders, an affiliate of our management stockholders or third parties of a monthly fee of $7,500 is for certain administrative, technology and secretarial services, as well as the use of certain limited office space. This arrangement is being agreed to for our benefit and is not intended to provide our management stockholders compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area identified by our management stockholders, that the fee charged is at least as favorable as we could have obtained from an unaffiliated person. Although we have not yet identified office space, we may rent office space in a facility shared with other companies. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders. Other than the $7,500 per month fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as searching for and identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations or meet with their representatives or owners. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses by our officers, directors and existing stockholders” and “Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our search for a business combination will be $100,000. In addition, interest earned on the funds held in the trust account, up to $1,500,000, may be released to us to fund our working capital requirements. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We intend to use the excess working capital (approximately $450,000) for director and officer liability insurance premiums (approximately $127,500), with the balance of $322,500 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses. Further, we may seek to acquire a target business with a fair market value significantly in excess of 80% of our net assets held in the trust account. In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities, and we may effect a business combination using the proceeds of such offering rather than using the amounts held in the trust account. There are no prohibitions on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value in an amount greater than 80% of the net assets held in the trust account at the time of the acquisition. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise. Our 30% conversion threshold is 20% in most similar blank check companies. See “Risk-Factors — Unlike many other blank check offerings, we allow up to 29.99% of our public stockholders to exercise their conversion rights.”

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our existing stockholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

Theodore S. Green, our Chairman and Co-Chief Executive Officer, has advanced to us $100,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD filing fee, the non-refundable portion of the American Stock Exchange listing fee, and a portion of the legal and audit fees and expenses. The loan bears interest at the rate of 5% per annum, compounded semi-annually, and will be payable on the earlier of May 21, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months, assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Upon the consummation of our initial business combination, the underwriters will be entitled to receive the portion of the proceeds held in the trust account attributable to the underwriters’ discounts and commissions held in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At September 30, 2007, our net tangible book value was a deficiency of $(335,379), or approximately $(0.15) per share of common stock. After giving effect to the sale of 9,000,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at September 30, 2007 would have been $47,088,124 or $5.51 per share, representing an immediate increase in net tangible book value of $5.66 per share to the existing stockholders and an immediate dilution of $2.49 per share to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $21,364,876 less than it otherwise would have been because if we effect a business combination, the conversion rights of the public stockholders (but not our existing stockholders) may result in the conversion into cash of up to 29.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $2,880,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants (actual dilution to investors may be significantly higher as a result of the exercise of the warrants):

Public offering price		$8.00
Net tangible book value before this offering	$(0.15)
Increase attributable to new investors and private sales	5.66

Pro forma net tangible book value after this offering		5.51

Dilution to new investors		$2.49

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	per Share

Existing stockholders	2,250,000	20%	$25,000	0.03%	$0.01
New Investors	9,000,000	80%	$72,000,000	99.97%	$8.00

Total	11,250,000	100%	$72,025,000	100.00%

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(335,379)
Net proceeds from this offering and private placement	71,340,000
Offering costs incurred and excluded from net tangible book value before this offering	328,379
Less: deferred underwriters’ discounts and commissions payable on consummation of a business combination	(2,880,000)
Less: Proceeds held in trust subject to conversion to cash ($71,240,000 × 29.99%)	(21,364,876)

$47,088,124

Denominator:
Shares of common stock outstanding prior to this offering	2,250,000
Shares of common stock included in the units offered	9,000,000
Less: Shares subject to conversion (9,000,000 × 29.99%)	(2,699,100)

8,550,900

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2007 and as adjusted to give effect to the sale of our units and the insider warrants and the application of the estimated net proceeds derived from the sale of such securities:

	September 30, 2007
	Actual	As Adjusted

Note payable to Theodore S. Green	$100,000	$—

Deferred underwriter discounts and commissions(1)	$—	2,880,000

Common stock, $0.001 par value, -0- and 2,699,100 shares which are subject to possible conversion, shares at conversion value	$—	$21,364,876

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock,$0.001 par value, 40,000,000 shares authorized; 2,250,000 shares issued and outstanding, actual; 8,550,900 shares issued and outstanding (excluding 2,699,100 shares subject to possible conversion), as adjusted	$2,250	$8,551
Additional paid-in capital	22,750	47,111,573
Deficit accumulated during the development stage	(32,000)	(32,000)

Total stockholders’ equity	(7,000)	47,088,124

Total capitalization	$93,000	$71,333,000

(1)	Represents the $2,880,000 deferred underwriters’ discounts and commissions payable to the underwriters upon completion of the business combination.

If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our existing stockholders) may result in the conversion into cash of up to 29.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $2,880,000 in deferred underwriting discounts and commissions), inclusive of any interest thereon not previously released to us for working capital requirements and tax obligations, as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, the Company (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

We were formed on May 1, 2007 to serve as a vehicle to effect an acquisition of a domestic or foreign operating business in the entertainment, media, digital and communications industries. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt contains covenants that require the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt contains covenants restricting our ability to obtain additional financing while such debt is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $600,000 and underwriting discounts of approximately $5,040,000, or $5,796,000 if the over-allotment option is exercised in full, will be approximately $66,360,000, or $76,404,000 if the underwriters’ over-allotment option is exercised in full. However, the underwriters have agreed that $0.32 per unit of the underwriting discounts and commissions will be deferred and will not be payable unless and until we consummate a business combination. Accordingly, $69,140,000, or $79,616,000 if the over-allotment option is exercised in full, plus the $2,100,000 we will receive from the sale of the insider warrants, will be held in trust and the remaining $100,000 in either event, will not be held in trust. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $100,000 of net proceeds not held in the trust account, plus the up to $1,500,000 of interest earned on the trust account balance that may be released to us as well as amounts necessary for our tax obligations, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•	$620,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•	$150,000 of expenses for the due diligence and investigation of a target business by our officers, directors and existing stockholders;

•	$200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	$180,000 for the administrative fee ($7,500 per month for twenty four months);

•	$450,000 for general working capital that will be used for miscellaneous expenses, taxes and reserves, including approximately $127,500 for director and officer liability insurance premiums.

We have agreed to sell to Pali Capital, Inc., as representative of the underwriters, for $100, an option to purchase up to a total of 700,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $10.00 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. We estimate that the fair value of this option is approximately $2,205,000 ($3.15 per unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representative of the underwriters is estimated as of the date of grant using the following assumptions: (1) expected volatility of 45.2%, (2) risk-free discount rate of 4.95% (3) expected life of five years and (4) dividend rate of zero. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled “Underwriting — Purchase Option.”

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

We are obligated, commencing on the date of this prospectus, to pay to our management stockholders, an affiliate of our management stockholders or third parties a monthly fee of $7,500 for general and administrative services.

On May 21, 2007, Theodore S. Green, our Chairman and Co-Chief Executive Officer, advanced $100,000 to us for payment of offering expenses on our behalf. The loan bears interest at the rate of 5% per annum, compounded semi-annually, and will be payable on the earlier of May 21, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

Our existing stockholders have committed to purchase an aggregate of 2,100,000 warrants at a purchase price of $1.00 per warrant (for a total purchase price of $2,100,000) from us. These purchases will take place in a private placement that will occur simultaneously with the consummation of this offering. We do not believe the sale of the warrants will result in a compensation expense because they are being sold at or above fair market value. In connection therewith, Mr. Green and Mr. Bird have entered into an agreement pursuant to which Mr. Bird has agreed to reimburse Mr. Green $300,000 of the amount that Mr. Green will pay for such warrants in the event we do not consummate a business combination by [               ], 2009 [twenty four months from the date of this prospectus] and are dissolved.

PROPOSED BUSINESS

Introduction

We are a Delaware blank check company incorporated on May 1, 2007 in order to serve as a vehicle for the acquisition of an operating business in the entertainment, media, digital and communications industries and to seek out opportunities both domestically and internationally to take advantage of our management team’s experience in these markets. The entertainment, media, digital and communications industries encompass those companies which create, produce, deliver, own, distribute or market entertainment and information content, products and services and include among others:

•	broadcast television;

•	cable, satellite and terrestrial television content delivery;

•	motion picture, television, DVD and video content production and distribution;

•	advanced communications networks and devices;

•	user-generated media;

•	newspaper, book, magazine, and specialty publishing;

•	motion picture exhibition and related services;

•	radio services via broadcast and satellite;

•	video game production and distribution;

•	broadband network operations;

•	Internet service providers;

•	Internet media production and distribution;

•	interactive commerce and e-commerce;

•	voice, video and data transmission platforms and services;

•	content distribution systems, networks and services;

•	content production and aggregation services;

•	media portability products and services;

•	interactive television products and services;

•	advertising agencies and other advertising services;

•	direct marketing and promotional services;

•	media and marketing services;

•	advertising based directories;

•	recorded music and other audio content production and distribution;

•	theme park attractions;

•	toy development and distribution;

•	trading cards;

•	intellectual property licensing, merchandising and exploitation; and

•	live event entertainment and venue management.

Our management team has extensive experience in the entertainment, media, digital and communications industries as senior executives, business consultants or entrepreneurs. See “Management”.

We intend to leverage the industry experience of our executive officers by focusing our efforts on identifying a prospective target business in the entertainment, media, digital and communications industries. We believe that companies involved in these industries represent attractive acquisition targets for a number of reasons, including a favorable economic environment for these industries, potentially attractive valuations and the large number of middle market acquisition candidates.

We believe, based solely on our management’s collective business experience, that there are numerous business opportunities in the entertainment, media, digital and communications industries. However, we cannot assure you that we will be able to locate a target business in such industries or that we will be able to engage in a business combination with a target business on favorable terms.

Growth in this industry has historically been driven by the introduction of new technologies and the expansion of domestic and international markets. The latter part of the 20th century witnessed the introduction and consumer acceptance of cable television, home video, video games and compact discs. The 1990s witnessed the emergence of additional products and improved delivery systems such as interactive multimedia entertainment software, simulator and virtual reality attractions and fiber optic cable. The beginning of the 21st century has witnessed even greater expansion as the emergence of next-generation technologies has significantly strengthened growth opportunities for television distribution through direct broadcast satellite and digital cable, video games, Internet access and home video. The emergence of the DVD and CD-ROM formats has further increased this expansion.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We have not identified a target business

We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration, and we have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents, representatives or affiliates) been approached by any candidates (or representatives of any candidates) with respect to a possible transaction with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any acquisition candidate for us. Neither we nor any of our agents, representatives or affiliates have taken any measures, directly or indirectly, to contact a target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Finally, we note that there has been no due diligence, evaluations, discussions (formal or informal), negotiations or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any unrelated third party, with respect to a business combination transaction involving our company.

Subject to the limitation that a target business has a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that our officers and directors as well as their affiliates will bring to our attention target business candidates. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers, together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. As senior executives, business consultants and entrepreneurs in the entertainment, media, digital and communications industries, members of our management team have been, and are likely to continue to be, presented with proposals and offers of many varieties with respect to prospective investments and transactions. They may also become aware of potential transaction opportunities by attending entertainment, media, digital and communications conferences or conventions. However, they have not yet been presented with any proposals with respect to prospective transactions for us. They have also not performed any due diligence, evaluation or other similar activities with respect to a potential business combination for our company. Moreover, they will not entertain any proposals with respect to a prospective transaction, nor will they perform any due diligence, evaluation or other similar activities with respect to a potential business combination, until after we complete our initial public offering. Although we have no present intention to do so and no such companies have been considered, we may consider any affiliates of our officers, directors, and stockholders as potential business combination targets.

Target business candidates may also be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, leveraged buyout funds, hedge funds, management buyout funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts and who may present solicited or unsolicited proposals. To date, no unaffiliated sources have brought any potential target businesses to our attention. We may pay finders’ fees or compensation to third parties for their efforts in introducing us to potential target businesses which we would negotiate at the time. Such payments, which are typically based on the dollar value of the transaction, could be paid to entities we engage for this purpose or ones that approach us on an unsolicited basis. In no event, however, will we pay any of our existing officers, directors, or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors, or existing stockholders will receive any finder’s fee, consulting fees or any similar fees from any person or entity (including a target company) in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination. A prohibition on such fees is contained in our Code of Ethics. Any compensation or fees that our officers and directors receive from a target company following a business combination will be customary for a transaction of this type, including compensation as either an employee or consultant and director fees. Although our officers and directors may take compensation or fees into consideration as one of the factors in determining which acquisition transaction to pursue, such compensation and fees will not be the determining factor.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We intend to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, it is unlikely we would continue negotiations with such target business. However, in no event will we enter into a definitive agreement for a business combination with a target business unless such entity executes a waiver agreement.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target business

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (which would be at least 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings and cash flow or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold. Such investment banking firm will be a member of the National Association of Securities Dealers, Inc. reasonably acceptable to the representative of the underwriters, and our stockholders may or may not be entitled to rely on such opinion, depending on circumstances at the time. While we will consider whether such an opinion may be relied on by our stockholders, it will not be dispositive as to which investment bank we seek a fairness opinion from. Other factors contributing to such a determination are expected to include, among others: reputation of the independent investment bank, specifically their knowledge in our particular industry, timing and cost of providing the opinion.

Lack of business diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. If the majority of public stockholders voting at the meeting, regardless of percent, vote to approve the business combination, our existing stockholders will vote all shares owned by them prior to this offering in favor of the business combination. Similarly, if the majority of public stockholders voting at the meeting, regardless of percent, vote against the business combination, our existing stockholders will vote all shares owned by them prior to this offering against the business combination. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

Our threshold for conversion rights has been established at 29.99% in order for our offering to be competitive with other offerings by blank check companies currently in the market. However, a 20% threshold is more typical in offerings of this type. We have increased the conversion threshold from 20% to 30% to reduce the likelihood that a small group of investors holding a large block of our stock will exercise undue influence on the approval process and be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to the initial shares, but will have such conversion rights with respect to any shares they purchase in this offering or in the aftermarket. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, the initial per-share conversion price would be approximately $7.92.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his conversion rights, a period that will not be less than 10, nor more than 60, days. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours (because the transfer is made electronically once final instruction is given to Depository Trust Company) by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Additionally, if the shares of common stock cannot be transferred through the DWAC system, the process may take such number of days required to complete the proper paperwork, obtain the necessary authorizations and consents and to locate and deliver physical stock certificates, if any. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a right of conversion surviving past the consummation of the business combination and which we would be obligated to honor until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. This fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting. The need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process; however, in the event a stockholder elects conversion of their shares of common stock but the proposed business combination is not approved, a stockholder will have paid $35 to elect conversion but would not actually have their shares of common stock converted. Further, it is possible this tendering process will be cost-prohibitive for stockholders in the event their aggregate holdings of our shares of common stock do not exceed $35.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the proposed business combination. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they still hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until twenty four months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

We will not complete any business combination if public stockholders, owning 30% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning 29.99% of the shares sold in this offering may exercise their conversion rights and the business combination will still go forward.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise their conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having to adjust the ratio of cash to stock used as consideration or arrange for third party financing.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.08 of net sales proceeds for, the warrants included in the units, or persons who purchase common stock in the aftermarket at a price in excess of $7.92 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until          , 2009 [twenty four months from the date of this prospectus]. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life by          , 2009 [twenty four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination by          , 2009 [twenty four months from the date of this prospectus], we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our existing stockholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $7.92. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Our management stockholders have personally agreed, pursuant to agreements with us and Pali Capital, Inc. that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account, but only if, and to the extent, the claims reduce the amounts in the trust account. Although we have a fiduciary obligation to pursue our management stockholders to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance they will be able to satisfy those obligations, if required to do so. Furthermore, our management stockholders will not have any personal liability as to any claimed amounts owed to a third party (including target businesses) who executed a valid and enforceable waiver. Accordingly, the actual per-share liquidation price could be less than approximately $7.92, plus interest, due to claims of creditors. Additionally, in the case of a prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $8.00 per share upon liquidation. Furthermore, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least approximately $7.92 per share.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after          , 2009 [twenty four months from the date of this prospectus] and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $7.92 due to claims or potential claims of creditors.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after          , 2009 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 52 blank check companies that have completed initial public offerings in the United States that have not announced or completed a business combination with more than $6.3 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

•	our outstanding warrants, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 307 East 87th Street, New York, NY 10128 and our telephone number is (212) 289-6942. Our management stockholders have agreed to provide us with, or to arrange for third parties to provide, certain administrative, technology and secretarial services, as well as the use of certain limited office space, at this location or another location pursuant to letter agreements between us and our management stockholders. The cost for the foregoing services to be provided to us is $7,500 per month. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently devote more time to our affairs) than they would prior to locating a suitable target business. We presently expect each of our executive officers to devote an average of approximately 40 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$69,140,000 of the net offering proceeds plus the $2,100,000 we will receive from the sale of the insider warrants will be deposited into a trust account at HSBC Bank USA, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$60,264,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $69,140,000 of net offering proceeds plus the $2,100,000 we will receive from the sale of the insider warrants held in trust will only be invested in United States ‘‘government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Pali Capital, Inc. informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K and having issued a press release announcing when such separate trading will begin. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading on the American Stock Exchange and any stockholder may elect to trade the common stock or warrants separately or as a unit. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if Pali Capital, Inc. has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Interest earned on the funds in the trust account	There can be released to us, from time to time, interest earned on the funds in the trust account (i) up to an aggregate of $1,500,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts necessary to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time. In the event a business combination was not consummated with 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Release of funds	Except for (i) up to $1,500,000 we may need to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts that we may need to pay our tax obligations that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Theodore S. Green	54	Chairman, Co-Chief Executive Officer, interim Chief Financial Officer and Director
Malcolm Bird	39	Co-Chief Executive Officer and Director
John W. Hyde	66	Director
Jonathan F. Miller	50	Director

Theodore S. Green

Theodore (Ted) S. Green has served as our Chairman, Co-Chief Executive Officer, interim Chief Financial Officer and a director since our inception. From 2003 to 2006, Mr. Green was the Chief Executive Officer of Anchor Bay Entertainment, which at such time was the subsidiary of IDT Entertainment, Inc. that focused on the production, marketing and distribution of various media. Mr. Green began serving as Chief Executive Officer, with the acquisition of Anchor Bay from The Handleman Co. Mr. Green had full operating authority over the marketing, financial, sales, products, operations, legal, business and corporate resources departments. Prior to that, in 2001, Mr. Green established Greenlight Consulting Inc., a project-based consulting practice focused on the media and entertainment industry. Greenlight Consulting’s clients include Sony Music and Vivendi-Universal as well as numerous other regional media organizations. Prior to founding Greenlight Consulting, in 2000, Mr. Green was President and Chief Operating Officer of MaMaMedia, Inc., an Internet company that creates activity-based learning products for children and their families. From 1992 to 2000, Mr. Green was the founder and President of Sony Wonder, the division of Sony BMG Music Entertainment responsible for the production and distribution of media geared toward youthful audiences and also for all home video distribution. Mr. Green was responsible for all creative, production, operations, finance, marketing and business efforts. Beginning in 1989, Mr. Green was the Executive Vice President of Administration and Operations for ATCO Records, a music industry label co-owned with The Warner Music Group. Mr. Green was responsible for all business, legal and financial operations. From 1982 until 1989, Mr. Green served as the Senior Vice President of Polygram Records, overseeing the Business Affairs and Music Publishing divisions of the company. Mr. Green was responsible for negotiations, administration, rights and contracts. Mr. Green’s career in the entertainment industry began first in the legal department and thereafter as the Director of Business Affairs for CBS Records. Prior to that Mr. Green practiced general entertainment law at the firm of Moses Singer. Mr. Green holds a BS from Cornell University and received his JD from Columbia University School of Law.

Malcolm Bird

Malcolm Bird has served as our Co-Chief Executive Officer and a director since our inception. Mr. Bird has worked in the entertainment industry for the past 25 years. Mr. Bird served as senior vice president of kids and teens for AOL from December 2002 through his resignation in March 2007. Mr. Bird was responsible for strategy, development, instigation, sales, staffing, business development, marketing, and public relations. From 1995 to 1997 Mr. Bird was Director of International Programming at Hanna-Barbera Studio responsible for program development, negotiation with international broadcasters, production, licensing development, liaison with International Cartoon Network and branding for Europe, Asia Pacific and Latin America. From 1997 to 1999, Mr. Bird was head of youth programming at USA Broadcasting. Working with the senior management team, (Jon Miller and Barry Diller), Mr. Bird was responsible for 20 hours of Barry Diller’s new “CityVision” network, WAMI. From 1999 to 2002, Mr. Bird was President of Craftsman Productions, Inc., a company he co-founded in 1995 to develop and produce innovative programs for television. Mr. Bird created, developed and sold into broadcast and cable networks programming. Mr. Bird has been involved in publishing, marketing, public relations, radio, television development, television production, international business (overseeing operations in Europe, Asia Pacific, and Latin America for a Hollywood studio), and multi-platform business development. Mr. Bird has received two Emmy awards and two Telly awards. Mr. Bird sits on the executive board of directors of the National Children’s Museum in Washington, D.C.

Jonathan F. Miller

Jonathan (Jon) F. Miller has served as a director since June 15, 2007. Mr. Miller is an advisor to General Atlantic LLC with respect to its Media and Consumer sector and a founder of Velocity Investment Group. From 2002 to 2006, Mr. Miller served as Chairman and Chief Executive Officer of AOL Inc. and AOL LLC. From 2000 to 2002, Mr. Miller was Chief Executive Officer and President of USA Information and Services, now IACI and Expedia (the company split in two in

2005). In this period, Mr. Miller acted as a corporate officer and served on four public boards of related entities. Mr. Miller joined USA in 1997 as Chief Executive Officer and President of USA Broadcasting. Prior to USA, from 1993 to 1997, Mr. Miller was Managing Director of Nickelodeon International, a unit of Viacom’s MTV Networks. During this period, Mr. Miller also acted as Chief Executive Officer of several Nickelodeon and Paramount Pictures channels that were joint ventures with such partners as BSkyB in the UK and Foxtel in Australia. Under Mr. Miller’s guidance, program distribution was extended to over 100 territories including sales to the BBC, ITV, Channel 4, ARD (Germany), ABC (Australia), and RAI (Italy). From 1987 to 1993, Mr. Miller was Vice-President, Programming and Co-General Manager of NBA Entertainment. In this capacity, Mr. Miller worked with NBA sponsors in fashioning and executing their sports marketing programs across electronic media, print and retail. Previous positions included positions at WGBH in Boston, MA (PBS) in educational programming and in various advertising and video production roles in Boston. Mr. Miller is on the Board of Directors of Idearc Inc., Next New Networks, Mahalo.com Incorporated, Kosmix Corporation and Hanley Wood, LLC. Mr. Miller is also on the Board of the American Film Institute, a trustee of Emerson College, and of WNYC Public Radio in NY.

John W. Hyde

John W. Hyde has served as a director since October 1, 2007. Mr. Hyde has served as the Vice Chairman of Starz Media, LLC since January, 2007. Mr. Hyde was responsible for integrating the IDT Entertainment operations into Starz. From January 2004 to January 2007, Mr. Hyde was the Chief Operating Officer of IDT Entertainment and Chief Executive Officer of IDTE Productions and New Ark Entertainment. In those roles, Mr. Hyde oversaw all of IDT Entertainment’s operations. Mr. Hyde was responsible for running the day to day operations of IDTE’s production and distribution companies. From 2000 to 2006, Mr. Hyde was the Chief Executive Officer of Film Roman responsible for running the animation company producing “The Simpsons” and “King of the Hill”. Mr. Hyde was Chief Executive Officer of Crossroads V Communications from 1996 to 2000. Mr. Hyde was responsible for running the entertainment, music, and consulting company he founded. From 1996 to 2000, Mr. Hyde was the Chief Executive Officer and Trustee for Riklis Broadcasting, which was sold on behalf of its creditors, in 1999. From 1990 through 1995, Mr. Hyde was Chief Executive Officer of MCEG Sterling, a public production and distribution company, which he reorganized and merged into Orion Pictures. Mr. Hyde has divided his career between production, distribution, entertainment executive, and industry management consultant. He has overseen the domestic and foreign distribution of nearly 125 motion pictures and television shows. His production credits include Short Circuit, The Simpsons, Flight Of The Navigator, King of the Hill, 8 Million Ways To Die, NeverEnding Story, Mighty Mouse, Homicide: Life On The Streets, 9 1/2 Weeks, UHF, and the award-winning Das Boot. As an industry management consultant Mr. Hyde oversaw the restructuring or reorganization of Avenue Entertainment, Filmstar, MCEG, Cannon Films, Hemdale Entertainment, Reeves Entertainment, Peregrine Entertainment, Orion, AME Video, Fires Entertainment, and Riklis Broadcasting (KADY/KADE TV). Mr. Hyde is a member of both the Academy of Motion Picture Arts & Sciences and the Academy of Television Arts & Sciences where he has been nominated for five Emmys, winning one. He is a former officer and director of The Cousteau Society. He was also a founding member, as well as Vice Chairman and board member, of the American Film Market. Hyde graduated from New York University with additional international economic studies at Leiden University in Holland.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. We believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Miller, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Bird, will expire at the second annual meeting. The term of the third class of directors, consisting of Mr. Green and Mr. Hyde, will expire at the third annual meeting.

Prior Involvement of Principals in Blank Check Companies

None of our directors or officers has been or currently is a principal of, or affiliated with, entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, we will pay our management stockholders, an affiliate of our management stockholders or third parties a fee of $7,500 per month for providing us with certain administrative, technology and secretarial services, as well as the use of certain limited office space. However, this arrangement is solely for our benefit and is not intended to provide our management stockholders compensation in lieu of a salary. Other than the $7,500 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our management stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Upon consummation of this offering, Mr. Miller and Mr. Hyde will be our independent directors. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Committees of the Board of Directors

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Messrs. Miller, Green and Hyde. Mr. Miller and Mr. Hyde are independent directors under the American Stock Exchange’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify within one year from the date of this offering to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors will appoint an additional director who satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC as promptly as practical following this offering.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Messrs. Miller and Hyde. Messrs. Miller and Hyde are independent directors under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

Our board of directors intends to establish a compensation committee which initially will be comprised of Messrs. Miller and Hyde. Messrs. Miller and Hyde are independent directors under the American Stock Exchange listing standards. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•	evaluating the performance of our named executive officers and approve their compensation;

•	preparing an annual report on executive compensation for inclusion in our proxy statement;

•	reviewing and approving compensation plans, policies and programs, considering their design and competitiveness;

•	administering and reviewing changes to our equity incentive plans pursuant to the terms of the plans; and

•	reviewing our non-employee independent director compensation levels and practices and recommending changes as appropriate.

The compensation committee will review and approve corporate goals and objectives relevant to our Chief Executive Officers’ compensation, evaluate our Chief Executive Officers’ performance in light of those goals and objectives, and recommend to the board our Chief Executive Officers’ compensation levels based on its evaluation.

Other Corporate Governance Matters

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	none of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities;

•	in the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Mr. Miller has a pre-existing fiduciary obligation to each of Idearc Inc., Next New Networks, Mahalo.com Incorporated, Kosmix Corporation, and Hanley Wood, LLC as a director of such entities. Accordingly, due to this affiliation, he may have a fiduciary obligation to present potential business opportunities to such entities in addition to presenting them to us which could cause additional conflicts of interest. No other officers or directors have a fiduciary obligation to present potential business opportunities to affiliated entities:

•	our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company;

•	the initial shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed, and the insider warrants purchased by our officers and directors and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their initial shares. The purchasers of the insider warrants have agreed that such securities will not be sold or transferred by them (except to an affiliate of such purchaser, to relatives and trusts for estate planning purposes, or to our directors at the same cost per warrant originally paid by them) until the later of , 2008 [one year from the date of this prospectus] and 60 days after the consummation of our business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with; and

•	our directors and officers may purchase shares of common stock as part of this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our management stockholders has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be a management stockholder, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary or contractual obligations he might have.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to this offering. Any common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. Although we currently do not anticipate doing so, we may enter into a business combination with an entity affiliated with any of our officers, directors, or existing stockholders. Furthermore, in no event will any of our existing officers, directors, stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of September 30, 2007 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to Offering		After Offering(2)
	Amount and	Approximate	Amount and	Approximate
	Nature of	Percentage of	Nature of	Percentage of
	Beneficial	Outstanding	Beneficial	Outstanding
Name and Address of Beneficial Owner(1)	Ownership	Common Stock	Ownership(3)	Common Stock

Theodore S. Green(4)	1,237,500	55%	1,237,500	11%
Malcolm Bird	787,500	35%	787,500	7%
John W. Hyde(5)	112,500	5%	112,500	1%
Jonathan F. Miller	112,500	5%	112,500	1%
All directors and executive officers as a group (four individuals)	2,250,000	100%	2,250,000	20%

(1)	The business address of each of the individuals is c/o TM Entertainment and Media, Inc., 307 East 87th Street, New York, NY 10128.

(2)	Assumes the sale of 9,000,000 units in this offering but not the exercise of the 9,000,000 warrants to purchase common stock included in such units or the over-allotment option.

(3)	Does not include an aggregate of 2,100,000 shares of common stock issuable upon exercise of the insider warrants to be issued to our existing stockholders in a private placement.

(4)	Includes an aggregate of 375,000 shares of common stock owned by two trusts established for the benefit of Mr. Green’s daughters. Effective upon consummation of this offering, Mr. Green and the trustee of the Trusts will enter into a voting agreement under which Mr. Green will have the right to vote the shares owned by the Trusts on all matters that come before the shareholders of the company, and accordingly Mr. Green has beneficial ownership of such shares. Mr. Green disclaims any other beneficial or pecuniary interest in such shares.

(5)	Includes 112,500 shares of common stock owned by the John W. Hyde Living Trust.

On June 14, 2007, Mr. Green sold to each of the Trusts established for the benefit of his daughters 187,500 shares of common stock for a purchase price of approximately $0.01 per share, the price that Mr. Green paid for the shares.

On August 29, 2007, Mr. Green sold to each of Mr. Miller and the John W. Hyde Living Trust 68,750 shares of common stock and Mr. Bird sold to each of Mr. Miller and the John W. Hyde Living Trust 43,750 shares of common stock, in each case for a purchase price of approximately $0.01 per share, the price that Mr. Green and Mr. Bird paid for the shares. These sales were contemplated when the shares were initially issued but were not consummated until Messrs. Hyde and Miller agreed to serve on our board of directors.

Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming none of them purchase any units offered by this prospectus). None of our existing stockholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our existing stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the consummation of our initial business combination. The initial shares may be released from escrow earlier than this date if, within the first year after we consummate a business combination:

•	the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30-trading day period; or

•	we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

Our existing stockholders have committed to purchase the insider warrants (for a total purchase price of $2,100,000) from us. These purchases will take place in a private placement that will occur simultaneously with the consummation of this offering. The insider warrants will be identical to warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable on a cashless basis and will not be redeemable by us so long as they are still held by the purchasers or their affiliates. Each of the purchasers have agreed, pursuant to the agreements, that he will not sell or transfer the insider warrants (except to an affiliate of such purchaser, to relatives and trusts for estate planning purposes, or to our officers and directors at the same cost per warrant originally paid by them) until the later of          , 2008 [one year from the date of this prospectus] and 60 days after the consummation of our initial business combination.

Messrs. Green and Bird are our “promoters,” as that term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

On May 1, 2007, we issued 2,250,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at a purchase price of approximately $0.01 share, as follows:

	Number of
Name	Shares	Relationship to Us

Theodore S. Green(1)	1,375,000	Chairman, Co-Chief Executive Officer, interim Chief Financial Officer and Director
Malcolm Bird	875,000	Co-Chief Executive Officer and Director

(1)	Includes an aggregate of 375,000 shares of common stock owned by two trusts established for the benefit of Mr. Green’s daughters. Effective upon consummation of this offering, Mr. Green and the trustee of the Trusts will enter into a voting agreement under which Mr. Green will have the right to vote the shares owned by the Trusts on all matters that come before the shareholders of the company, and accordingly Mr. Green has beneficial ownership of such shares. Mr. Green disclaims any other beneficial or pecuniary interest in such shares.

On June 14, 2007, Mr. Green sold to each of the Trusts established for the benefit of his daughters 187,500 shares of common stock for a purchase price of approximately $0.01 per share, the price that Mr. Green paid for the shares.

On August 29, 2007, Mr. Green sold to each of Mr. Miller and the John W. Hyde Living Trust 68,750 shares of common stock and Mr. Bird sold to each of Mr. Miller and the John W. Hyde Living Trust 43,750 shares of common stock, in each case for a purchase price of approximately $0.01 per share, the price that Mr. Green and Mr. Bird paid for the shares. These sales were contemplated when the shares were initially issued but were not consummated until Messrs. Hyde and Miller agreed to serve on our board of directors.

If the underwriters determine the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our existing stockholders’ ownership at a percentage of the number of shares to be sold in this offering.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing on the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our existing stockholders have committed, pursuant to private placement purchase agreements with us to purchase the 2,100,000 insider warrants (for a total purchase price of $2,100,000) from us. These purchases will take place in a private placement that will occur simultaneously with the consummation of this offering. In connection therewith, Mr. Green and Mr. Bird have entered into an agreement pursuant to which Mr. Bird has agreed to reimburse Mr. Green $300,000 of the amount that Mr. Green will pay for such warrants in the event we do not consummate a business combination by [               ], 2009 [twenty four months from the date of this prospectus] and are dissolved.

The purchase price for the insider warrants will be delivered to Continental Stock Transfer & Trust Company, who will also be acting solely as escrow agent in connection with the private sale of insider warrants, at least 24 hours prior to the date of this prospectus to hold in an account until we consummate this offering. The insider warrants will be identical to warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable on a cashless basis and will not be redeemable by us so long as they are still held by the purchasers or their affiliates. Each of the purchasers have agreed, pursuant to the agreements, that he will not sell or transfer the insider warrants (except to an affiliate of such purchaser, to relatives and trusts for estate planning purposes, or to our directors at the same cost per warrant originally paid by them) until the later of          , 2008 [one year from the date of this prospectus] and 60 days after the consummation of our business combination. The holders of the majority of these insider warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate a business combination. In addition, these holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our management stockholders have agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, they will make available to us certain administrative, technology and secretarial services, as well as the use of certain limited office space. We have agreed to pay to our management stockholders, an affiliate of our management stockholders or third parties $7,500 per month for these services. Accordingly, they will benefit from the transaction. However, this arrangement is solely for our benefit and is not intended to provide our management stockholders compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

As of the date of this prospectus, Theodore S. Green has advanced to us $100,000 to cover expenses related to this offering. The loan bears interest at the rate of 5% per annum, compounded semi-annually, and will be payable on the earlier of May 21, 2008 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 40,000,000 shares of common stock, par value $0.001, and 1,000,000 shares of preferred stock, par value $0.001. As of the date of this prospectus, 2,250,000 shares of common stock are outstanding, held by two stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless Pali Capital, Inc. informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if Pali Capital, Inc. has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Common stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by          , 2009 [twenty four months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to their initial shares.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. The material terms of the warrants are set forth herein. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire four years from the date of this prospectus at 6:00 p.m., New York City time.

We may call the warrants for redemption (including any warrants held by the underwriters as a result of the exercise of their option, but excluding any insider warrants held by our existing stockholders or their affiliates), without the consent of Pali Capital, Inc.:

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

We have agreed that the insider warrants may be exercised on a cashless basis and will not be redeemable by us so long as they are held by the initial purchasers or their affiliates. The reason that we have agreed to this is because it is not known at this time whether they will be affiliated with us following a business combination. If they are, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis or restrict our ability to redeem such warrants is appropriate.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. Although the material provisions of the warrants are set forth herein, a copy of the warrant agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Insider Warrants

We anticipate that simultaneously with the consummation of this offering we will privately sell an aggregate of 2,100,000 warrants to our existing stockholders at a purchase price of $1.00 per warrant, for an aggregate purchase price of $2,100,000. All of the proceeds we receive from these purchases will be placed in the trust account. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable on a cashless basis and will not redeemable by us so long as they are still held by the purchasers or their affiliates. Each of the purchasers have agreed, pursuant to the agreements, that he will not sell or transfer the insider warrants (except to an affiliate of such purchaser, to relatives and trusts for estate planning purposes, or to our directors at the same cost per warrant originally paid by them) until the later of          , 2008 [one year from the date of this prospectus] and 60 days after the consummation of our business combination.

The price per share for the insider warrants was determined based on a survey of recently completed initial public offerings of blank check companies in which management of the issuers were purchasing warrants or units simultaneously with the completion of the offering in a private placement.

Purchase Option

We have agreed to sell to the representative of the underwriters an option for $100 to purchase up to a total of 700,000 units at a per unit price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section below entitled “Underwriting — Purchase Option.” In no event will we be required to net cash settle this option or the underlying warrants.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

American Stock Exchange Listing

There is presently no public market for our units, common stock or warrants. The units have been approved for listing on the American Stock Exchange under the symbol TMI.U on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the American Stock Exchange under the symbols TMI and TMI.WS, respectively.

Shares Eligible for Future Sale

Immediately after this offering, we will have 11,250,000 shares of common stock outstanding, or 12,600,000 shares if the over-allotment option is exercised in full. Of these shares, the 9,000,000 shares sold in this offering, or 10,350,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares would be eligible for sale under Rule 144 prior to [          ], 2008. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of those shares have been placed in escrow and will not be transferable for a period of one year from the consummation of our initial business combination and will be released prior to that date only if, following a business combination, (i) the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 112,500 shares immediately after this offering (or 126,000 if the over-allotment option is exercised in full); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing on the date on which these shares of common stock are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Pali Capital, Inc. is acting as representative, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite its name below:

Number of
Underwriter	Units

Pali Capital, Inc.
Maxim Group LLC

Total	9,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $[     ] per unit.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and insider warrants and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, and the insider warrants include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	our belief that the aggregate gross proceeds raised in this offering will be sufficient to complete a desirable acquisition;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

In consultation with our underwriters, we determined the size of this offering based on our beliefs concerning the capital that could be successfully raised given market conditions, our company’s business, our management team and other factors. With an equity base equivalent to the net proceeds of this offering and the private placement, and with access to the revolving line of credit, we believe we will have the ability to consider a broad range of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan which will leverage our skills and resources. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for or valuation of, operating companies in general since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the representative an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,350,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Purchase Option

We have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 700,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $10.00 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus.

The option and the 700,000 units, the 700,000 shares of common stock and the 700,000 warrants underlying such units, and the 700,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. The underwriters will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 360 days from the effective date of this prospectus. We estimate that the value of the representative’s unit purchase option is $2,205,000 using a Black-Scholes option pricing model. The fair value of the representative’s unit purchase option is estimated as of the date of the grant using the following assumptions: (1) expected volatility of 45.2%, (2) risk-free discount rate of 4.95%, (3) contractual life of five years and (4) dividend rate of zero. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealers participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per	Without	With
	Unit	Option	Option

Public offering price	$8.00	$72,000,000	$82,800,000
Discount	$0.56	$5,040,000	$5,796,000
Proceeds before expenses	$7.44	$66,960,000	$77,004,000

No discounts or commissions will be paid on the sale of the insider warrants. The above table does not include the fair value of the unit purchase option we have agreed to sell to the representative, which, based upon a Black Scholes model, on the date of sale would be approximately $2,205,000 using an expected life of five years, volatility of 45.2% and a risk-free interest rate of 4.95%.

We have agreed to reimburse the underwriters for up to $10,000 of expenses incurred by them in connection with the investigative background search as part of their due diligence of our management. This expense reimbursement will be deemed additional compensation under NASD Rule 2710.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $8.00.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The restricted period under Regulation M for this offering will have ended when all of the units have been distributed and after any over-allotment and stabilization arrangements and trading restrictions in connection with the offering have been terminated.

Other Terms

Although we are not under any contractual obligation to engage the underwriters to provide any services for us after this offering, and have no present intent to do so, the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the underwriters provide services to us after this offering, we may pay such underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriters and no fees for such services will be paid to the underwriters prior to the date which is 90 days after the date of this prospectus, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in this respect.

LEGAL MATTERS

Morrison Cohen LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. Kramer Levin Naftalis & Frankel LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements as of May 31, 2007 and for the period then ended included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
TM Entertainment and Media, Inc.

We have audited the accompanying balance sheet of TM Entertainment and Media, Inc. (a corporation in the development stage) as of May 31, 2007, and the related statements of operations, stockholders’ equity, and cash flows for the period from May 1, 2007 (inception) to May 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TM Entertainment and Media, Inc. as of May 31, 2007 and the results of its operations and its cash flows for the period from May 1, 2007 (inception) to May 31, 2007, in conformity with United States generally accepted accounting principles.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York
June 7, 2007, except for the fifth paragraph of Note 7, as to which the date is September 7, 2007, and the third and fourth paragraphs of Note 2 and Note 3, as to which the date is October 11, 2007

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Balance Sheet

		September 30,
	May 31,	2007
	2007	(Unaudited)

ASSETS
Current Assets — Cash	$125,000	$6,239
Deferred offering costs	93,634	328,379

Total Assets	$218,634	$334,618

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Note payable — Stockholder	$100,000	$100,000
Accounts payable and accrued liabilities	102,673	241,618

Total Liabilities	202,673	341,618

Commitments
Stockholders’ Equity
Preferred Stock — 1,000,000 shares authorized, $.001 par value, none outstanding	—	—
Common Stock — 40,000,000 authorized, $.001 par value, 2,250,000 outstanding	2,250	2,250
Additional Paid in Capital	22,750	22,750
Deficit accumulated during development stage	(9,039)	(32,000)

Total stockholders’ equity (deficiency)	15,961	(7,000)

Total liabilities and stockholders’ equity (deficiency)	$218,634	$334,618

See Notes to Financial Statements

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Statement of Operations

			Cumulative
			For the Period from
	For the Period from	For the Period from	May 1, 2007
	May 1, 2007	June 1, 2007 to	(Inception) to
	(Inception) to	September 30, 2007	September 30, 2007
	May 31, 2007	(unaudited)	(unaudited)

Formation and Operating Expenses	$8,888	$21,442	$30,330
Interest Expense	151	1,671	1,822
Interest Income	—	(152)	(152)

Net Loss	$(9,039)	$(22,961)	$(32,000)

Weighted average shares outstanding	2,250,000	2,250,000	2,250,000
Net loss per share	$(0.00)	$(0.01)	$(0.01)

See Notes to Financial Statements

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Statement of Stockholders’ Equity (Deficiency)

	For the Period from May 1, 2007 (Inception) to September 30, 2007
				Deficit
				Accumulated
	Common	Common	Additional	During	Stockholders’
	Stock	Stock	Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficiency)

Issuance of common stock to initial stockholders on May 1, 2007 at $.011 per share	2,250,000	$2,250	$22,750	—	$25,000
Net loss	—	—	—	(9,039)	(9,039)

Balance at May 31, 2007	2,250,000	$2,250	$22,750	$(9,039)	$15,961

Unaudited net loss for the period June 1, 2007 to September 30, 2007	—	—	—	(22,961)	(22,961)

Unaudited balance at September 30, 2007	2,250,000	$2,250	$22,750	$(32,000)	$(7,000)

See Notes to Financial Statements

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Statement of Cash Flows

			Cumulative
			For the Period from
	For the Period from	For the Period from	May 1, 2007
	May 1, 2007	June 1, 2007 to	(Inception) to
	(Inception) to	September 30, 2007	September 30, 2007
	May 31, 2007	(unaudited)	(unaudited)

Cash flows from operating activities
Adjustments to reconcile net loss to net cash used in operating activities:
Net loss	$(9,039)	$(22,961)	$(32,000)
Increase in accounts payable and accrued liabilities	9,039	1,756	10,795

Net cash used in operating activities	$—	$(21,205)	$(21,205)

Cash flows from financing activities
Proceeds from sale of shares of common stock to Initial Stockholders	25,000	—	25,000
Proceeds from note payable to Initial Stockholder	100,000	—	100,000

Payment of deferred offering costs	—	(97,556)	(97,556)
Net cash provided by financing activities	$125,000	$(97,556)	$27,444

Net increase (decrease) in cash	$125,000	$(118,761)	$6,239
Cash at beginning of period	—	125,000	—

Cash at end of period	$125,000	$6,239	$6,239

Supplemental schedule of non cash financing activity Accrual of deferred offering costs	$93,634	$137,189	$230,823

See Notes to Financial Statements

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements
(the information as of September 30, 2007 and for the period from May 1, 2007 (inception) to September 30, 2007 is unaudited)

1.	Unaudited Interim Financial Statements

The financial statements at September 30, 2007 and for the period ended September 30, 2007 are unaudited. In the opinion of management, all adjustments (consisting of normal accruals) have been made that are necessary to present fairly the financial position of TM Entertainment and Media, Inc. (the “Company”) as of September 30, 2007 and the results of its operations and cash flows and it stockholders equity for the periods ended September 30, 2007. Operating results for the interim period presented are not necessarily indicative of the results to be expected for a full year.

2.	Organization and Business Operations

The Company was incorporated in Delaware on May 1, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business.

At May 31, 2007 and September 30, 2007, the Company had not yet commenced any operations. All activity through May 31, 2007 and September 30, 2007 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

At September 30, 2007 the Company has a net loss working capital deficiency and stockholders deficiency. These factors raise a substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty. As described in Note 3, the Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 9,000,000 units (“Units”) (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that $7.92 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors and service providers (which would include any third parties engaged by the Company to assist it in any way in connection with the Company’s search for a target business) and prospective target businesses execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with the Company, they will not seek recourse against the Trust Account or that a court would not conclude that such agreements are not legally enforceable. The Company’s Chairman of the Board and Co-Chief Executive Officer, and the Company’s Co-Chief Executive Officer have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. Furthermore, they will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business). Additionally, in the case of a prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $8.00 per share upon liquidation.

The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $1,500,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional amounts may be released to the Company as necessary to satisfy tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their initial shares of Common

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements — (Continued)
(the information as of September 30, 2007 and for the period from May 1, 2007 (inception) to September 30, 2007 is unaudited)

Stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his, hers, or its shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of Common Stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 29.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company’s Certificate of Incorporation will be amended prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months from the effective date of the Proposed Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3).

Concentration of Credit Risk — The Company maintains cash in a bank deposit account which, at times, exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account.

Deferred Income Taxes — Deferred income tax assets and liabilities are computed for differences between the financial statements and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Loss Per Share — Loss per share is computed by dividing net loss by the weighted-average number of shares of Common Stock outstanding during the period.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements — Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

3.	Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 9,000,000 Units at a proposed offering price of $8.00 per Unit (plus up to an additional 1,350,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s Common Stock and one redeemable common stock purchase warrant (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of Common Stock at an exercise price of $5.50 commencing on the later of the completion of a Business Combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem the Warrants, at a price of $.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the event that the last sale price of the Common Stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant will not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements — (Continued)
(the information as of September 30, 2007 and for the period from May 1, 2007 (inception) to September 30, 2007 is unaudited)

otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 4% of the underwriting discount will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

The Company has agreed to sell to Pali Capital, Inc. (“Pali”), as representatives of the underwriters, for $100, an option to purchase up to a total of 700,000 units at $10.00 per unit. The units issuable upon the exercise of this option are identical to those to be offered in the Proposed Offering. This option is exercisable at $10.00 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a Business Combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The estimated fair value of this option is approximately $2,205,000, $3.15 per unit, using a Black-Scholes option-pricing model. The fair value of the option granted is estimated as of the date of the grant using the following assumptions: (1) expected volatility of 45.2%, (2) risk-free discount rate of 4.95% (3) expected life of five years and (4) dividend rate of zero. The volatility is based on the average five year daily volatility of the 20 smallest (by market capitalization) media companies in the Russell 2000 Index.

4.	Deferred Offering Costs

Deferred offering costs consist of legal and other fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised or charged to operations if the Proposed Offering is not completed.

5.	Notes Payable, Stockholder

The Company issued an unsecured promissory note in an aggregate principal amount of $100,000 to one of the Initial Stockholders on May 21, 2007. The note bears interest at 5% per year, compounded semiannually and is payable on the earlier of May 21, 2008 or the consummation of the Proposed Offering. The Statement of Operations includes $151 of interest expense related to this note. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

6.	Income Taxes

Significant components of the Company’s deferred tax assets are as follows:

		September 30,
	May 31,	2007
	2007	(unaudited)
Expenses deferred for income tax purposes	$3,073	$10,880
Less: valuation allowance	(3,073)	(10,880)

TOTAL	$—	$—

Management has recorded a full valuation allowance against the Company’s deferred tax assets because the company has not consummated an IPO and has not commenced operations.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

7.	Commitments

The Company may occupy office space provided by one of the Initial Stockholders, or an affiliate of one of the Initial Stockholders, or a third party. Such Initial Stockholder, affiliate or third party has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed that it will to pay $7,500 per month for such services commencing on the effective date of the Proposed Offering.

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements — (Continued)
(the information as of September 30, 2007 and for the period from May 1, 2007 (inception) to September 30, 2007 is unaudited)

Pursuant to letter agreements which the Initial Stockholders will enter into with the Company and the underwriters, the Initial Stockholders will waive their right to receive distributions with respect to their initial shares upon the Company’s liquidation.

The Company’s officers and directors have committed to purchase a total of 2,100,000 Warrants (“Insider Warrants”) at $1.00 per Warrant (for an aggregate purchase price of $2,100,000) privately from the Company. These purchases will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from these initial purchases will be placed in the Trust Account. The Insider Warrants to be purchased by such purchasers will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that the Insider Warrants may not be called for redemption and the Insider Warrants may be exercisable on a “cashless basis,” at the holder’s option, so long as such securities are held by such purchaser or his affiliates. Furthermore, the purchaser has agreed that the Insider Warrants will not be sold or transferred by them, except for estate planning purposes, until after the Company has completed a Business Combination. The sale of the warrants to management will not result in the recognition of any stock-based compensation expense because they are being sold above fair market value.

The Initial Stockholders and the holders of the Insider Warrants (or underlying securities) will be entitled to registration rights with respect to their initial shares or Insider Warrants (or underlying securities) pursuant to an agreement to be signed prior to or on the date of the Proposed Offering. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after the Company consummates a Business Combination. The holders have certain “piggy-back registration rights with respect to registration statements filed after the Company’s consummation of a Business Combination.

The Company has also agreed to pay the fees to the underwriters in the Proposed Offering as described in Note 3 above. The Company has granted Pali a 45 day option to purchase up to 1,350,000 units to cover overallotments. The Company has also agreed to sell Pali for $100, as additional compensation, an option to purchase up to a total of 700,000 units at $10.00 per unit.

8.	Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters will prohibit the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

Until [          ], 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$72,000,000

TM ENTERTAINMENT
AND MEDIA, INC.

9,000,000 Units

PROSPECTUS

Pali Capital, Inc.

Maxim Group LLC

          , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fee	5,300
NASD filing fee	17,758
American Stock Exchange filing and listing fee	80,000
Accounting fees and expenses	65,000
Printing and engraving expenses	50,000
Legal fees and expenses	250,000
Miscellaneous	131,942

Total	$600,000

Item 14.	Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Ninth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Number of
Stockholders	Shares

Theodore S. Green	1,375,000
Malcolm Bird	875,000

Such shares were issued on May 1, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited individuals. The shares issued to the individuals above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.01 per share.

On June 14, 2007, Mr. Green sold to each of the Trusts established for the benefit of his daughters 187,500 shares of common stock for a purchase price of approximately $0.01 per share, the price that Mr. Green paid for the shares.

On August 29, 2007, Mr. Green sold to each of Mr. Miller and the John W. Hyde Living Trust 68,750 shares of common stock and Mr. Bird sold to each of Mr. Miller and the John W. Hyde Living Trust 43,750 shares of common stock, in each case for a purchase price of approximately $0.01 per share, the price that Mr. Green and Mr. Bird paid for the shares. These sales were contemplated when the shares were initially issued but were not consummated until Messrs. Hyde and Miller agreed to serve on our board of directors.

In addition, our existing stockholders have committed to purchase from us 2,100,000 warrants at a purchase price of $1.00 per warrant (for an aggregate purchase price of $2,100,000). These purchases will take place in a private placement that will occur simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The obligation to purchase the warrants undertaken by the above individuals was made pursuant to Private Placement Purchase Agreements, dated as of June 18, 2007 (which were filed as Exhibits and 10.13 and 10.14 to the Registration Statement on Form S-1). Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by such individuals are conditions outside of the investors’ control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a “completed private placement.”

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.
3.1	Form of Amended and Restated Certificate of Incorporation.*
3.2	By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
4.5	Form of Unit Purchase Option to be granted to Representative.*

Exhibit No.	Description

5.1	Form of Opinion of Morrison Cohen LLP.*
10.1	Form of Letter Agreement among the Registrant, Pali Capital, Inc. and Theodore S. Green.*
10.2	Form of Letter Agreement among the Registrant, Pali Capital, Inc. and Malcolm Bird.*
10.3	Form of Letter Agreement among the Registrant, Pali Capital, Inc. and Jonathan F. Miller.*
10.4	Form of Letter Agreement among the Registrant, Pali Capital, Inc. and John W. Hyde.*
10.5	Form of Letter Agreement among the Registrant, Pali Capital, Inc., the Sara Green 2007 GST Trust and Jeffrey Bolson, as Trustee.*
10.6	Form of Letter Agreement among the Registrant, Pali Capital, Inc., the Blair Green 2007 GST Trust and Jeffrey Bolson, as Trustee.*
10.7	Form of Letter Agreement among the Registrant, Pali Capital, Inc. and the John W. Hyde Living Trust.*
10.8	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.9	Form of Securities Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Existing Stockholders.*
10.10	Form of Administrative Service Agreement among Theodore S. Green, Malcolm Bird and the Registrant.*
10.11	Promissory Note issued to Theodore S. Green.*
10.12	Form of Registration Rights Agreement among the Registrant and the Existing Stockholders.*
10.13	Private Placement Purchase Agreement between the Registrant and Theodore S. Green.*
10.14	Private Placement Purchase Agreement between the Registrant and Malcolm Bird.*
10.15	Private Placement Purchase Agreement between the Registrant and Jonathan F. Miller.*
10.16	Private Placement Purchase Agreement between the Registrant and the John W. Hyde Living Trust.*
10.17	Form of Agreement between Theodore S. Green and Malcolm Bird.*
14	Form of Code of Ethics.*
23.1	Consent of Goldstein Golub Kessler LLP.
23.2	Consent of Morrison Cohen LLP (included in Exhibit 5.1).*
99.1	Form of Audit Committee Charter.*
99.2	Form of Nominating Committee Charter.*
99.3	Form of Compensation Committee Charter.*

*	Previously filed.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of October, 2007.

TM ENTERTAINMENT AND MEDIA, INC.

By:     /s/ Theodore S. Green
Name: Theodore S. Green

Title:	Chairman, Co-Chief Executive Officer and interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Theodore S. Green Theodore S. Green	Chairman, Co-Chief Executive Officer, interim Chief Financial Officer and Director (principal executive officer and principal financial and accounting officer)	October 12, 2007

/s/ Malcolm Bird* Malcolm Bird	Co-Chief Executive Officer and Director (principal executive officer)	October 12, 2007

/s/ Jonathan F. Miller* Jonathan F. Miller	Director	October 12, 2007

/s/ John W. Hyde* John W. Hyde	Director	October 12, 2007

*	Executed by Theodore S. Green as attorney in fact.